Orgenesis Inc. Enters Into Agreement to Commence Advanced Studies for Proposed Diabetes Treatment

WHITE PLAINS, NY – (MARKETWIRE – April 11, 2012) – Orgenesis Inc. (OTCBB: ORGS)

(“Orgenesis” or the “Company”), a development stage company with a novel therapeutic technology dedicated to convert a patient’s own liver cells into functional insulin-producing cells as a treatment for diabetes, is pleased to announce entry into an agreement to commence a comprehensive research study into the efficacy of its treatment in order to more efficiently move the technology towards future human clinical trials.

Effective March 22, 2012, Orgenesis Inc. has entered into an agreement with Tel Hashomer - Medical Research, Infrastructure and Services Ltd. ("THM"). In exchange for certain fees, licensing rights and other considerations, THM is to perform a study at the facilities and using the equipment and personnel of the Chaim Sheba Medical Center of Israel under the direct supervision of Orgenesis Chief Science Officer, Prof. Sarah Ferber.

THM will conduct the study, through the services of the Medical Research Infrastructure Development and Health Services Fund established by the Sheba Medical Center pursuant to the Research Program under the direct supervision of Prof. Ferber, who will conduct and supervise the study with the assistance of the employees, researchers and/or associates of the Hospital and/or the Fund. The study itself shall be performed pursuant to the laws, regulations and guidelines as applicable in Israel with respect to clinical research on human subjects.

Company CEO Jacob BenArie comments, “We are very pleased to commence this advanced stage of our development. Over the course of the upcoming year, we aim to prove our technology’s effectiveness in the treatment of diabetes and this study is a major step towards the development of our methods and in refining our plans for the eventual introduction to the world at large. Our partnership with Tel Hashomer and through them our ability to work with the team at Chaim Sheba Medical Centre provides us with world class facilities and talent in which to ensure we achieve the best possible results within definable timelines. We look forward to further announcements as interim results become available.”

Orgenesis invites interested readers to visit our website at www.orgenesis.com to find out more about the Company and its goal to bring about the end of diabetes as we now know it.

Further details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission’s (“SEC”) EDGAR database. For more information visit: www.orgenesis.com.

About Orgenesis Inc. (OTCBB: ORGS)
Orgenesis is a development stage company with a novel therapeutic technology that employs a molecular and cellular approach directed at converting a patient’s own liver cells into functional insulin producing cells, as a treatment for diabetes. The Company believes that converting the diabetic patient’s own tissue into insulin-producing cells overcomes the problem of donor shortage and removes the risk of transplant rejection. If successful, this could mean the end of diabetes as we now know it. For more information visit: www.orgenesis.com.

Notice Regarding Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Forward-looking statements in this press release include that this study will help prove our technology’s effectiveness in the treatment of diabetes within definable timelines.. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery and development, which include, without limitation, the potential failure of development candidates to advance through preclinical studies or demonstrate safety and efficacy in clinical testing and the ability to pass clinical trials so as to move on to the next phase, our ability to retain key employees and our ability to finance development or satisfy the rigorous regulatory requirements for new drugs. Competitors may develop better or cheaper alternatives to our products. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.. Investors should refer to the risk factors disclosure outlined in our periodic reports filed from time-to-time with the Securities and Exchange Commission.

On Behalf of the Board
Orgenesis Inc.

Vered Caplan, Chairperson

Contact:
Investor Relations
Crescendo Communications, LLC
Email: orgs@crescendo-ir.com
Tel: +1-877-560-9060
Web: www.orgenesis.com